EXHIBIT 99.1

PROS HOLDINGS, INC. REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

•	Subscription revenue up 47% year-over-year.

•	Recurring revenue comprised 76% of total revenue, compared with 70% in the same period last year.

•	Won Microsoft Alliance Global Commercial ISV Partner of the Year Award.

HOUSTON – August 3, 2017 — PROS Holdings, Inc. (NYSE: PRO), a cloud software company powering the shift to modern commerce, today announced financial results for the second quarter ended June 30, 2017.

CEO Andres Reiner stated, “We are excited to see our strategic vision continue to unfold with another solid performance in the second quarter. On the strength of our land and expand strategy and our industry approach, we grew subscription revenue 47% year-over-year, exceeding the high end of guidance. Our rich history in AI and machine learning puts us in a strong position to capitalize on a large market opportunity to power modern commerce.”

Second Quarter 2017 Financial Highlights

Key financial results for the second quarter 2017 are shown below. Throughout this press release, all dollar figures are in millions, except net loss per share.  Unless otherwise noted, all results are on a reported basis and are compared with the prior-year period.

	GAAP			Non-GAAP
	Q2 2017	Q2 2016	% Change	Q2 2017	Q2 2016	% Change
Revenue:
Total Revenue	$40.4	$37.0	9%	n/a	n/a	n/a
Subscription Revenue	13.4	9.1	47%	n/a	n/a	n/a
Subscription and Maintenance Revenue	30.6	25.9	18%	n/a	n/a	n/a
Profitability:
Operating Loss	(16.7)	(18.1)	nm	(10.1)	(11.4)	nm
Net Loss	(19.5)	(20.5)	nm	(7.0)	(7.8)	nm
Net Loss Per Share	(0.62)	(0.68)	nm	(0.22)	(0.26)	nm
Adjusted EBITDA	n/a	n/a	n/a	(9.5)	(9.7)	nm
Cash:
Net Cash Used in Operating Activities	(9.1)	(6.6)	nm	(9.1)	(6.6)	nm
Free Cash Flow	n/a	n/a	n/a	$(10.1)	$(8.5)	nm

The attached tables provide a summary of PROS results for the period, including a reconciliation of GAAP to non-GAAP metrics.

Recent Business Highlights

•
Acquired Vayant Travel Technologies in an all-cash transaction for $35 million to extend PROS modern commerce solutions for the travel industry. Vayant’s SaaS shopping, pricing and merchandising technology complements PROS AI-based dynamic pricing and revenue management solutions; combined, the technologies can help travel companies deliver more personalized offers and expanded choices to their customers.

•
Won Microsoft Partner of the Year awards in both the Alliance Global Commercial ISV and U.S. EPG, ISV - Business Applications categories; the awards recognize the value that PROS delivers to customers while leveraging Microsoft technologies, including Microsoft Azure, Cortana Intelligence Suite, Dynamics 365, and more.

•
Hosted customers, partners and experts from more than 35 countries at the PROS Outperform conference with attendance up 30% year-over-year; representatives from companies such as Cargill, Forrester Research, HP Inc., Honeywell, Microsoft, Southwest Airlines and others presented best practices on making the shift to modern commerce with PROS artificial intelligence and machine learning innovations.

•
Unveiled PROS latest modern commerce innovations: machine learning Opportunity Detection that uncovers trends in buying behavior and identifies new sales opportunities; cognitive computing that provides B2B buyer personalization and robust demand forecasting for airlines using real-time data; and product configuration that leverages augmented reality using Microsoft HoloLens.

•
Announced an alliance with CognitiveScale, a provider of industry-specific augmented intelligence software, to leverage cognitive cloud technologies and provide customers with highly personalized, intelligent, contextual and evidence-based insights and recommendations.

•
Successfully completed a private offering of $106.3 million aggregate principal amount at maturity of convertible senior notes due 2047; net proceeds were $90.5 million and are expected to be used for general corporate purposes, including acquisitions or other strategic transactions, working capital and capital expenditures, and debt repayment from time to time based on market conditions.

Financial Outlook

PROS anticipates the following for the third quarter 2017, based on an estimated 31.9 million basic weighted average shares outstanding, and a 36% non-GAAP estimated tax rate for the third quarter and full year 2017:

	Q3 2017 Guidance	v. Q3 2016 at Mid-Point	Full Year 2017 Guidance	v. Prior Year at Mid-Point
Total Revenue	$40.5 to $41.0	6%	$165.5 to $168.5	9%
Subscription Revenue	$14.8 to $15.0	51%	$57.5 to $58.0	51%
ARR	n/a	n/a	$154.5 to $156.5	27%
Non-GAAP Loss Per Share	$(0.24) to $(0.23)	n/a	n/a	n/a
Adjusted EBITDA	$(10.0) to $(9.5)	n/a	$(35.5) to $(34.5)	n/a
Free Cash Flow	n/a	n/a	$(29.5) to $(28.0)	n/a
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on Thursday, August 3, 2017, at 4:45 p.m. ET to discuss the Company’s financial results and business outlook. To access this call, dial 1-877-407-9039 (toll-free) or 1-201-689-8470. The live webcast of the conference call can be accessed under the “Investor Relations” section of the Company’s website at www.pros.com.

Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.pros.com. A telephone replay will be available until Thursday, August 17, 2017, at 1-844-512-2921 (toll-free) or 1-412-317-6671 using the pass code 13665107. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s website at www.pros.com.

About PROS

PROS Holdings, Inc. (NYSE: PROS) is a cloud software company powering the shift to modern commerce by helping companies create personalized and frictionless buying experiences for their customers. Fueled by dynamic pricing science and machine learning, PROS solutions make it possible for companies to price, configure and sell their products and services in an omnichannel environment with speed, precision and consistency. Our customers, who are leaders in their markets, benefit from decades of data science expertise infused into our industry solutions. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about our future financial performance; positioning; management's confidence and optimism; customer successes; demand for enterprise revenue, profit realization and modern commerce software solutions; business expansion; business predictability; ARR; revenue; adjusted EBITDA; free cash flow; shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) our ability to execute on our cloud-first strategy, (b) reduced revenue and cash flow resulting from our transition to a cloud-first strategy, (c) threats to the security of our or our customer’s data, (d) potential business or service disruptions from our third party data centers, cloud platform providers or other unrelated service providers, (e) market acceptance of our new products and product enhancements, (f) the risk that the markets for our software does not grow as anticipated, (g) the length of our sales cycles, (h) the risk that we will not be able to maintain historical maintenance, support and subscription renewal rates, (i) competition from vendors of sales, pricing, revenue management and configure-price-quote solutions as well as from companies internally developing their own solutions, (j) potential unauthorized or improper actions of our personnel, (k) the risk that acquisitions we have and may enter into in the future may be difficult to integrate, fail to achieve our objectives, disrupt our business, dilute stockholder value or divert management attention, (l) any downturn in sales to our target markets, (m) potential delays or other challenges related to the implementation of our solutions, (n) the difficulties of making accurate estimates necessary to complete a project and recognize revenue, (o) personnel risks associated with growing a business generally, (p) the impact that a slowdown in the world or any particular economy has on our business sales cycles, prospects’ and customers’ spending decisions, timing of implementation decisions, payment and renewal decision, (q) our debt repayment obligations, (r) the impact of currency fluctuations on our results of operations, and (s) civil and political unrest in geographic regions in which we operate. Additional information relating to the uncertainty affecting PROS’ business is contained in our filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income (loss) from operations, annual recurring revenue, adjusted EBITDA, free cash flow, tax rate, net income (loss) and diluted earnings (loss) per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance and cloud-first transition.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release, and can be found, along with other financial information, in the investor relations portion of our website. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP income (loss) from operations, annual recurring revenue, adjusted EBITDA, free cash flow and non-GAAP tax rates (collectively the "non-GAAP financial measures") as follows:

Non-GAAP income (loss) from operations: Non-GAAP income (loss) from operations excludes the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related expenses, amortization of debt discount and issuance costs, and related taxes. Non-GAAP income (loss) from operations excludes the following items from non-GAAP estimates:

•
Share-Based Compensation:  Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition.  While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Acquisition-Related Expenses: Acquisition-related expenses include integration costs and other one-time direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing and size of the acquisitions. We exclude acquisition-related expenses to provide investors a method to compare our operating results to prior periods and to peer companies because such amounts can vary significantly based on the frequency of acquisitions and magnitude of acquisition expenses.

•
Amortization of Debt Discount and Issuance Costs: Amortization of debt discount and issuance costs are related to our convertible notes. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

•
Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.

Annual Recurring Revenue: Annual Recurring Revenue ("ARR") is used to assess the trajectory of our cloud business. ARR means, as of a specified date, the contracted recurring revenue which includes both subscription and maintenance contracts, plus overage fees incurred above contracted minimum transactions, and excludes perpetual license, term license and service agreements, which are current and contracted with a future start date. ARR should be viewed independently of revenue and any other GAAP measure.
Non-GAAP Tax Rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the impact of the excluded non-GAAP items.
Adjusted EBITDA: Adjusted EBITDA is defined as GAAP net income (loss) before interest expense, provision for income taxes, depreciation and amortization, as adjusted to eliminate the effect of stock-based compensation cost, amortization of acquisition-related intangibles, depreciation and amortization, integration costs and other one-time direct costs associated with our acquisitions, and capitalized internal-use software development costs. Adjusted EBITDA should not be considered as an alternative to net income (loss) as an indicator of our operating performance.
Free Cash Flow: Free cash flow is a non-GAAP financial measure which is defined as net cash provided by (used in) operating activities, less additions to property, plant and equipment, purchases of other (non-acquisition-related) intangible assets and capitalized internal-use software development costs.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact:
PROS Investor Relations
Tim Girgenti
713-335-5879
ir@pros.com

Media Contact:
PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2017	December 31, 2016
Assets:
Current assets:
Cash and cash equivalents	$197,969	$118,039
Short-term investments	6,000	15,996
Accounts and unbilled receivables, net of allowance of $760	33,258	33,285
Prepaid and other current assets	7,011	6,337
Total current assets	244,238	173,657
Property and equipment, net	14,614	15,238
Intangibles, net	11,844	12,650
Goodwill	20,908	20,096
Other long-term assets	6,378	6,013
Total assets	$297,982	$227,654
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and other liabilities	$5,300	$2,744
Accrued liabilities	10,420	7,279
Accrued payroll and other employee benefits	9,740	18,349
Deferred revenue	71,348	68,349
Total current liabilities	96,808	96,721
Long-term deferred revenue	13,514	11,389
Convertible debt, net	207,468	122,299
Other long-term liabilities	655	639
Total liabilities	318,445	231,048
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 36,123,975 and 35,001,236 shares issued, respectively; 31,706,390 and 30,583,651 shares outstanding, respectively	36	35
Additional paid-in capital	196,962	175,678
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated deficit	(199,979)	(160,259)
Accumulated other comprehensive loss	(3,544)	(4,910)
Total stockholders’ equity	(20,463)	(3,394)
Total liabilities and stockholders’ equity	$297,982	$227,654

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Subscription	$13,434	$9,143	$25,648	$17,344
Maintenance and support	17,132	16,775	35,208	33,437
Total subscription, maintenance and support	30,566	25,918	60,856	50,781
License	1,090	2,457	3,280	5,759
Services	8,750	8,663	16,399	18,426
Total revenue	40,406	37,038	80,535	74,966
Cost of revenue:
Subscription	5,800	4,088	11,737	7,534
Maintenance and support	2,881	3,578	6,027	6,850
Total cost of subscription, maintenance and support	8,681	7,666	17,764	14,384
License	72	99	137	161
Services	7,333	8,283	14,794	17,214
Total cost of revenue	16,086	16,048	32,695	31,759
Gross profit	24,320	20,990	47,840	43,207
Operating expenses:
Selling and marketing	17,172	16,066	33,645	34,084
General and administrative	9,782	9,616	20,190	18,657
Research and development	14,076	13,358	28,383	26,490
Loss from operations	(16,710)	(18,050)	(34,378)	(36,024)
Convertible debt interest and amortization	(2,590)	(2,317)	(4,984)	(4,604)
Other expense, net	(64)	(55)	(32)	(113)
Loss before income tax provision	(19,364)	(20,422)	(39,394)	(40,741)
Income tax provision	149	105	326	263
Net loss	$(19,513)	$(20,527)	$(39,720)	$(41,004)

Net loss per share:
Basic and diluted	$(0.62)	$(0.68)	$(1.27)	$(1.35)
Weighted average number of shares:
Basic and diluted	31,615	30,330	31,357	30,278

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating activities:
Net loss	$(19,513)	$(20,527)	$(39,720)	$(41,004)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,972	2,508	4,005	4,973
Amortization of debt discount and issuance costs	1,835	1,598	3,510	3,166
Share-based compensation	5,932	5,869	12,094	11,253
Deferred income tax, net	—	15	33	42
Provision for doubtful accounts	—	(43)	—	(139)
Changes in operating assets and liabilities:
Accounts and unbilled receivables	(406)	1,223	137	2,480
Prepaid expenses and other assets	(315)	(1,262)	(981)	(804)
Accounts payable and other liabilities	(793)	(2,255)	2,838	(1,454)
Accrued liabilities	(147)	(394)	287	640
Accrued payroll and other employee benefits	2,356	957	(8,601)	(2,246)
Deferred revenue	(37)	5,703	5,089	13,721
Net cash used in operating activities	(9,116)	(6,608)	(21,309)	(9,372)
Investing activities:
Purchases of property and equipment	(211)	(1,817)	(695)	(5,339)
Capitalized internal-use software development costs	(736)	(72)	(1,308)	(72)
Purchases of short-term investments	—	(53,982)	—	(88,928)
Proceeds from maturities of short-term investments	—	47,000	9,983	49,500
Net cash (used in) provided by investing activities	(947)	(8,871)	7,980	(44,839)
Financing activities:
Exercise of stock options	3,078	14	5,276	14
Proceeds from employee stock plans	—	—	776	470
Tax withholding related to net share settlement of stock awards	(89)	(42)	(5,754)	(4,839)
Payments of notes payable	(105)	(53)	(155)	(91)
Debt issuance costs related to Revolver	—	—	(125)	—
Proceeds from issuance of convertible debt, net	93,500	—	93,500	—
Net cash provided by (used in) financing activities	96,384	(81)	93,518	(4,446)
Effect of foreign currency rates on cash	(220)	11	(259)	38
Net change in cash and cash equivalents	86,101	(15,549)	79,930	(58,619)
Cash and cash equivalents:
Beginning of period	111,868	118,700	118,039	161,770
End of period	$197,969	$103,151	$197,969	$103,151

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.
See breakdown of the reconciling line items on page 9.

	Three Months Ended June 30,		Quarter over Quarter	Six Months Ended June 30,		Year over Year
	2017	2016	% change	2017	2016	% change
GAAP gross profit	$24,320	$20,990	16%	$47,840	$43,207	11%
Non-GAAP adjustments:
Amortization of intangible assets	485	495		962	986
Share-based compensation	515	577		1,090	1,176
Non-GAAP gross profit	$25,320	$22,062	15%	$49,892	$45,369	10%

Non-GAAP gross margin	62.7%	59.6%		62.0%	60.5%

GAAP loss from operations	$(16,710)	$(18,050)	(7)%	$(34,378)	$(36,024)	(5)%
Non-GAAP adjustments:
Amortization of intangible assets	680	766		1,349	1,551
Share-based compensation	5,932	5,869		12,094	11,253
Total Non-GAAP adjustments	6,612	6,635		13,443	12,804
Non-GAAP loss from operations	$(10,098)	$(11,415)	(12)%	$(20,935)	$(23,220)	(10)%

Non-GAAP loss from operations % of total revenue	(25.0)%	(30.8)%		(26.0)%	(31.0)%

GAAP net loss	$(19,513)	$(20,527)	(5)%	$(39,720)	$(41,004)	(3)%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting loss from operations	6,612	6,635		13,443	12,804
Amortization of debt discount and issuance costs	1,818	1,598		3,493	3,166
Tax impact related to non-GAAP adjustments	4,084	4,492		8,410	9,180
Non-GAAP net loss	$(6,999)	$(7,802)	(10)%	$(14,374)	$(15,854)	(9)%

Non-GAAP diluted loss per share	$(0.22)	$(0.26)		$(0.46)	$(0.52)

Shares used in computing non-GAAP loss per share	31,615	30,330		31,357	30,278

PROS Holdings, Inc.
Supplemental Schedule of Non-GAAP Financial Measures
Increase (Decrease) in GAAP Amounts Reported
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cost of Subscription Items
Amortization of intangible assets	317	321	630	643
Share-based compensation	51	103	129	154
Total cost of subscription items	$368	$424	$759	$797

Cost of Maintenance Items
Amortization of intangible assets	158	163	312	322
Share-based compensation	84	80	173	157
Total cost of maintenance items	$242	$243	$485	$479

Cost of License Items
Amortization of intangible assets	10	11	20	21
Total cost of license items	$10	$11	$20	$21

Cost of Services Items
Share-based compensation	380	394	788	865
Total cost of services items	$380	$394	$788	$865

Sales and Marketing Items
Amortization of intangible assets	195	271	387	559
Share-based compensation	1,131	1,697	2,404	3,477
Total sales and marketing items	$1,326	$1,968	$2,791	$4,036

General and Administrative Items
Amortization of intangible assets	—	—	—	6
Share-based compensation	2,880	2,302	5,682	4,032
Total general and administrative items	$2,880	$2,302	$5,682	$4,038

Research and Development Items
Share-based compensation	1,406	1,293	2,918	2,568
Total research and development items	$1,406	$1,293	$2,918	$2,568

PROS Holdings, Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Adjusted EBITDA
GAAP Loss from Operations	$(16,710)	$(18,050)	$(34,378)	$(36,024)
Amortization of intangible assets	680	766	1,349	1,551
Share-based compensation	5,932	5,869	12,094	11,253
Depreciation	1,292	1,742	2,656	3,422
Capitalized internal-use software development costs	(736)	(72)	(1,308)	(72)
Adjusted EBITDA	$(9,542)	$(9,745)	$(19,587)	$(19,870)

Free Cash Flow
Net cash used in operating activities	$(9,116)	$(6,608)	$(21,309)	$(9,372)
Purchase of property and equipment	(211)	(1,817)	(695)	(5,339)
Capitalized internal-use software development costs	(736)	(72)	(1,308)	(72)
Free Cash Flow	$(10,063)	$(8,497)	$(23,312)	$(14,783)

Guidance	Q3 2017 Guidance		Full Year 2017 Guidance
	Low	High	Low	High
Adjusted EBITDA
GAAP Loss from Operations	$(17,600)	$(17,100)	$(65,000)	$(64,000)
Amortization of intangible assets	700	700	2,700	2,700
Share-based compensation	6,200	6,200	24,100	24,100
Depreciation	1,300	1,300	5,200	5,200
Capitalized internal-use software development costs	(600)	(600)	(2,500)	(2,500)
Adjusted EBITDA	$(10,000)	$(9,500)	$(35,500)	$(34,500)